Exhibit 4.9

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS

BEEN REQUESTED IS OMITTED AND NOTED WITH

“****”.

AN UNREDACTED VERSION OF THE DOCUMENT

HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION.

SUPPLEMENTAL AGREEMENT NO. 4

to

PURCHASE AGREEMENT NO. 3814

Between

THE BOEING COMPANY

and

AVOLON AEROSPACE LEASING LIMITED

Relating to Boeing Model 737-800 Aircraft

THIS SUPPLEMENTAL AGREEMENT, entered into as of January 26, 2015 (Supplemental Agreement No. 4) by and between THE BOEING COMPANY, a Delaware corporation with offices in Seattle, Washington, and AVOLON AEROSPACE LEASING LIMITED, a Cayman Islands company (Customer).

WHEREAS, Boeing and Customer entered into Purchase Agreement No. 3814 dated 18 September 2012 relating to Boeing Model 737-800 Aircraft (together with all Tables, Exhibits, Supplemental Exhibits, Letter Agreements, and other attachments thereto, the Purchase Agreement);

WHEREAS, Boeing and Customer desire to amend the Purchase Agreement to add certain terms applicable to an advance payment cap and other advance payment matters and, accordingly agree to revise the Special Matters letter agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Table of Contents.

The Table of Contents of the Purchase Agreement is deleted in its entirety and is replaced by a new Table of Contents attached to this Supplemental Agreement No. 4.

2.	Letter Agreements.

Letter agreement LA-1208467 (Special Matters) is deleted in its entirety and is replaced by a revised letter agreement LA-1208467R1, attached hereto, to address certain matters applicable to advance payments.

The Purchase Agreement shall be deemed to be amended to the extent herein provided and as so amended shall continue in full force and effect.

EXECUTED IN DUPLICATE as of the day and year first above written.

THE BOEING COMPANY		AVOLON AEROSPACE LEASING LIMITED

By:	/s/ Will Witherspoon	By:	/s/ Peter Caley

Its:	Attorney-In-Fact	Its:	Authorised Signatory

VLS-PA-3814	2	SA-4

BOEING PROPRIETARY

TABLE OF CONTENTS

ARTICLES		SA NUMBER
Article 1.	Quantity, Model and Description
Article 2.	Delivery Schedule
Article 3.	Price
Article 4.	Payment
Article 5.	Additional Terms

TABLE
1R2	Aircraft Information Table	SA-3

EXHIBITS
A.	Aircraft Configuration- Model 737-8MA (VLS Baseline)	SA-1
A-1	Aircraft Configuration- Model 737-8MA (****)	SA-2
A-2	Aircraft Configuration- Model 737-852 (****)	SA-2
A-3	Aircraft Configuration- Model 737-84P (****)	SA-3
B.	Aircraft delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS
AE1.	Escalation Adjustment/Airframe and Optional Features
BFE1.	BFE Variables
CS1-1.	Customer Support Variables
CS1-2.	Customer Support Variables
CS1-3.	Customer Support Variables
EE1.	Engine Escalation/Engine Warranty and Patent Indemnity
SLP1.	Service Life Policy Components

LETTER AGREEMENTS
LA-1208457	Assignment of Customer’s Interest to Subsidiary or Affiliate
LA-1208458	Loading of Customer Software
LA-1208459	Seller Purchased Equipment
LA-1208460	Export-Import Bank Financing Application Disclosure
LA-1208461	Leasing Matters
LA-1208462	Liquidated Damages ****
LA-1208463	Aircraft Performance Guarantees
LA-1208464	Reconfirmation Aircraft
LA-1208465	Assignment of Customer’s Interest for Securing Advance Payment Financing
LA-1208466	**** Escalation Program
LA-1208467R1	Special Matters	SA-4
LA-1210454	****	SA-1

VLS-PA-3814	i	SA-4

BOEING PROPRIETARY

The Boeing Company
P.O. Box 3707
Seattle, WA 98124-2207

VLS-PA-03814-LA-1208467R1

Avolon Aerospace Leasing Limited

The Oval, Building 1

Shelbourne Road

Ballsbridge, Dublin 4

Ireland

Subject:	Special Matters
Reference:

a.) Purchase Agreement No. PA-03814 (Purchase Agreement) between The Boeing Company (Boeing) and Avolon Aerospace Leasing Limited (Customer) relating to Model 737-800 aircraft (737-800 Aircraft)

b.) Purchase Agreement No. PA-04227 (787 Purchase Agreement) between The Boeing Company (Boeing) and Avolon Aerospace Leasing Limited (Customer) relating to Model 787-9 aircraft (787-9 Aircraft);

c.) Purchase Agreement No. PA-03815 (737 MAX Purchase Agreement) between The Boeing Company (Boeing) and Avolon Aerospace Leasing Limited (Customer) relating to Model 737-8 and 737-9 aircraft (MAX Aircraft); and

d.) Aircraft General Terms Agreement No. AGTA-VLN (AGTA) between Boeing and Customer.

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1. Credit Memoranda. In consideration of Customer’s purchase of the 737-800 Aircraft, at the delivery of each such 737-800 Aircraft, unless otherwise noted, Boeing will provide to Customer the following credit memoranda:

1.1 Basic Credit Memorandum. Boeing will issue to Customer a basic credit memorandum (Basic Credit Memorandum) in an amount of ****.

1.2 Leasing Credit Memorandum. Customer expressly intends to lease the 737-800 Aircraft to a third party or parties (Lessee or Lessees) who are in the commercial airline business as aircraft operators. As an additional consideration and incentive for entering into a lease for the 737-800 Aircraft prior to delivery of such 737-800 Aircraft, Boeing will issue to Customer a leasing credit memorandum (Leasing Credit Memorandum) in an amount of ****.

1.3 Multi Model Closing Credit Memorandum. In consideration of Customer’s purchase of the 737-800 Aircraft, and in recognition of Customer’s purchase of 737 MAX aircraft under VLS-PA-03815, Boeing will issue a multi model closing credit memorandum (Multi Model Closing Credit Memorandum) in the amount of ****.

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1.4 Transition NG Credit Memorandum. In consideration of Customer’s purchase of 737-800 Aircraft, at delivery of each 737-800 Aircraft, Boeing will issue a transition NG credit memorandum (Transition NG Credit Memorandum) in the amount of ****.

1.5 Reconfirmation Credit Memorandum. Subject to Customer reconfirming the purchase of the **** Reconfirmation Aircraft according to the terms set forth in VLS-PA-03814-LA-1208464, “Reconfirmation Aircraft”, at delivery of each Reconfirmation Aircraft, Boeing will issue a reconfirmation credit memorandum (Reconfirmation Credit Memorandum) in the amount of ****.

1.6 MTOW Credit Memorandum. Boeing will issue to Customer at delivery of the 737-800 Aircraft, a maximum take off weight (MTOW) credit memorandum (MTOW Credit Memorandum) **** up to a maximum credit memorandum amount of ****.

1.6.1 Unused MTOW Credit Memorandum Fund. Should Customer not utilize the **** of the MTOW Credit Memorandum at delivery of the 737-800 Aircraft, the **** for Customer’s purchase of MTOW subject to the following terms and conditions:

(i)	****

(ii)	****

(iii)	****

(iv)	****

(v)	****

1.7 Engine Thrust Credit Memorandum. In order to assist Customer in satisfying lease requirements for additional engine thrust, at the time of delivery of each 737-800 Aircraft, Boeing will provide an engine thrust credit memorandum (Engine Thrust Credit Memorandum) ****.

1.7.1 Unused Engine Thrust Credit Memorandum Fund. Should Customer not utilize the **** Engine Thrust Credit Memorandum at delivery of the 737-800 Aircraft, **** for Customer’s purchase of engine thrust subject to the following terms and conditions:

(i)	****

(ii)	****

(iii)	****

(iv)	****

(v)	****

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1.8 **** Advance Payment Interest Credit Memorandum. In consideration of Customer’s payment of **** Advance Payment Interest Credit Memorandum) in an amount equal to the interest charges accrued at delivery, up to a maximum credit memorandum amount of ****.

1.9 Escalation Adjustment Credit Memorandum. In consideration of Customer’s agreement to **** (Escalation Adjustment Credit Memorandum) at delivery of the 737-800 Aircraft in the amounts set forth in the table immediately below for the respective delivery year of the 737-800 Aircraft. ****.

Escalation Adjustment Credit Memorandum
Delivery Year	U.S. Dollar Amount ****
****	****
****	****
****	****
****	****

2.	Escalation of Credit Memoranda.

Unless otherwise noted, the amounts of the Credit Memoranda stated in Paragraphs 1.1 through 1.9 are stated in **** base year dollars and will be escalated to the scheduled month of the respective Aircraft delivery pursuant to the Airframe Escalation formula set forth in the Purchase Agreement applicable to the Aircraft. The Credit Memoranda may, at the election of Customer, be (i) applied against the Aircraft Price of the respective Aircraft at the time of delivery, or (ii) used for the purchase of other Boeing goods and services (but shall not be applied to advance payments).

3.	**** Advance Payment Schedule.

3.1 Notwithstanding the 737-800 Aircraft advance payment schedule provided in Table 1 of the Purchase Agreement, **** and choose to pay advance payments in accordance with the following **** advance payment schedules, expressed as a percentage of the Advance Payment Base Price, as applicable to the 737-800 Aircraft and Reconfirmation Aircraft.

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3.2 **** Advance Payment Schedule –737-800 Aircraft.

Months Prior to Delivery	Amount Due (Percentage of Advance Payment Base Price) per 737-800 Aircraft
Definitive Agreement (less deposit)	****
****	****
****	****
****	****
****	****
****	****

3.3 **** Advance Payment Schedule – Reconfirmation Aircraft.

Months Prior to Delivery	Amount Due (Percentage of Advance Payment Base Price) per Reconfirmation Aircraft
Definitive Agreement (less deposit)	****
****	****
****	****
****	****
****	****
****	****
****	****

4.	Interest on **** Advance Payments.

4.1 Customer will pay Boeing interest on the **** Advance Payments from the calendar day on which each advance payment would have been due in accordance with Table 1 of the Purchase Agreement, until delivery of the applicable 737-800 Aircraft or Reconfirmation Aircraft. ****. The effective rate will be the rate in effect on the first business day of the calendar quarter in which the advance payment was initially ****, and will be reset every calendar quarter. Interest on unpaid amounts will be calculated using a three hundred sixty (360) day year, and compounded quarterly.

4.2 Accrued interest on the **** Advance Payments for each 737-800 Aircraft or Reconfirmation Aircraft will be due and payable on the date of each 737-800 Aircraft delivery or Reconfirmation Aircraft delivery.

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5.	****.

5.1 Boeing agrees, pursuant to the terms set forth below, **** pursuant to the following table ****.

Effective Terms	Cap Amount
****	****
****	****
****	****

5.2 The ****.

5.3 If for any reason, a Table 1 applicable to any of the **** is amended, including but not limited to a change in: the quantity of aircraft, aircraft delivery date(s), Aircraft Basic Price, SPE estimate or substitution into Substitute Aircraft, the parties will amend the **** to reflect the associated impact of such change, if any. Such corresponding amendment to this Letter Agreement will be made in a manner consistent with the terms and conditions associated with the Initial Aircraft.

6.	**** Mechanics and Requirements.

6.1 Customer will pay the ****, unless required to be paid earlier in accordance with paragraph 6.2 below.

6.2 Upon delivery of an ****, Boeing will apply the amount of advance payments paid by Customer for such **** to the delivery invoice for such ****. ****. Therefore, on the respective delivery of any such ****.

6.3 Customer will pay Boeing interest on any ****, until delivery ****. ****. The effective rate will be the rate in effect on the first business day of the calendar quarter in which the advance payment was initially ****, and will be reset every calendar quarter. Interest on unpaid amounts will be calculated using a three hundred sixty (360) day year, and compounded quarterly. Accrued interest on the **** for each **** will be due and payable on the date of each ****.

7.	Advance Payment Set Off Rights.

7.1 Customer agrees that if it defaults on any payment obligation under (i) the Purchase Agreement or (ii) any other agreement with Boeing and fails to cure such default within the specified cure period or in the absence of any specified cure period after notice from Boeing specifying a time period within which to cure, then Boeing may, in addition to any other rights it may have under any agreement or applicable law, apply any or all advance payments, including the acceptance deposit, paid by Customer under the Purchase Agreement, to cure, in part or in whole, any such default (Set Off).

7.2 In the event Boeing Sets Off against any payment obligation owed by Customer to Boeing, absent instruction from Boeing to the contrary, Customer shall, after such application, replace within **** the amount so applied such that the total amount of advance payments will be restored to the aggregate total amount of payments due and owing under the Purchase Agreement as amended by this Letter

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Agreement. Customer will make all such restoration payments to Boeing by unconditional wire transfer of immediately available funds in United States Dollars in a bank account in the United States designated by Boeing. Receipt by Boeing of such restoration payments will be deemed to have cured, in part or in whole, the default referred in paragraph 7.1.

7.3 For all purposes of this paragraph 7, including without limitation, notice, Set Off or any other application, the term “Boeing” means and includes The Boeing Company, its divisions, subsidiaries, affiliates and the assignees of each. Nothing herein shall constitute an election or waiver of any remedy of Boeing; all such remedies shall be cumulative. Boeing expressly reserves all of its rights and remedies under any agreement and applicable law.

8.	**** of Advance Payments.

8.1 Notwithstanding ****, and **** above, **** in accordance with the **** advance payment schedule set forth in (i) paragraph 3 above, (ii) Letter Agreement VLS-PA-3815-LA-1402314, (Advance Payment Matters), to 737 MAX Purchase Agreement, and (iii) Letter Agreement VLS-PA-4227-LA-1402160, (Advance Payment Matters), to 787 Purchase Agreement ****, Customer will, pursuant to the provisions of ****, have paid the full amount of all advance payments due for such Delivering Aircraft.

8.2 In the event the total amount of advance payments paid to Boeing for a Delivering Aircraft is less than the full amount required in paragraph 8.1 above, Boeing may re-allocate the amount of any advance payments from ****, at its option, starting in order of the furthest Initial Aircraft from delivery until the full amount of all advance payments due for such Delivering Aircraft have been allocated to the Delivering Aircraft. Should Boeing re-allocate the value of advance payments, then at the time the advance payments from other Aircraft are re-allocated, they will become **** and all applicable terms and conditions herein will apply.

9.	Interest Charge Calculation Matters.

9.1 Boeing and Customer agree to (i) establish interest charges **** as described further below:

9.2 For the avoidance of doubt,****.

9.2.1 ****.

9.2.2 For the purposes of the Purchase Agreement, ****.

10.	Strategic Campaign Support.

Customer agrees to support strategic campaigns identified by Boeing by offering any combination of sale leaseback financing for new production Boeing model 737-800 aircraft or offering lease solutions for new model 737-800 aircraft from Customer’s portfolio of direct purchase aircraft.

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11.	Assignment.

Unless otherwise noted herein, the Credit Memoranda described in this Letter Agreement are provided as a financial accommodation to Customer and in consideration of Customer’s taking title to the Aircraft at time of delivery and leasing the Aircraft to commercial operators. This Letter Agreement cannot be assigned, in whole or in part, without the prior written consent of Boeing. In the event that Customer wishes to assign, or commit to assign, the Purchase Agreement for the purchase of the Aircraft, subject to Boeing’s consent, for the purpose of advance payment or aircraft financing, it is understood that letter agreement VLS-PA-03814-01208465 will become applicable and supersede the terms of this letter agreement.

12.	Confidential Treatment.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer agrees to limit the disclosure of its contents to (i) employees of Customer and (ii) advisors, including legal advisors to Customer, each with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing. In addition to any equitable relief that may be available to Boeing in the event of a breach of this clause, ****.

Very truly yours,

THE BOEING COMPANY

By	/s/ Will Witherspoon

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	January 26, 2015

AVOLON AEROSPACE LEASING LIMITED

By	Peter Caley

Its	Authorised Signatory

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